Exhibit 21

Subsidiaries*

ALS Acquisition Corp.
American Economics Group, Inc.(a)
Associate Record Technician Services Acquisition Corp.(b)
Deliverex Acquisition Corp.
Doctex Acquisition Corp.
Economic Research Services, Inc.(1) (a)
Edle Enterprises of Puerto Rico, Inc.(2)
Fastrieve, Inc.
Glo-X, Inc.(3)
Image Entry Acquisition Corp.
Image Entry Federal Systems Inc.(4) (c)
Image Entry Inc.(4) (c)
Image Entry of Alabama Inc.(5)(c)
Image Entry of Arkansas, Inc.(4) (c)
Image Entry of Indianapolis Inc.(6)
Image Entry of Owsley County Inc.(4) (c)
Information Management Services, Inc.(d)
Input Management, Inc.
Keypoint Consulting LLC(7) (a)
Keypoint I Acquisition Corp.
Kinsella Communications, Limited(e)
Lexicode Corporation(8)
Lifo Management, Inc.
Mail-X, Inc.(9)
Managed Care Professionals, Inc.(10)
MAVRICC Management Systems, Inc.(11)
MMS Escrow and Transfer Agency, Inc.(11)
Net Data Services, Ltd.(12)
Newport Beach Data Entry, LLC(7)
PLM Limited Partnership(13)
PLM Management, Inc.
PMI Imaging Systems Acquisition Corp.
Premier Acquisition Corp.(b)
RTI Laser Print Services Acquisition Corp.(d)
Rust Consulting, Inc.(14)
SOURCECORP BPS Inc.
SOURCECORP BPS Maryland LLC
SOURCECORP BPS Northern California Inc.
SOURCECORP BPS Southern California Inc.(9)
SOURCECORP BPS Texas L.P.(15) (c)
SOURCECORP de Mexico S.A. De C.V.(16)
SOURCECORP DMS Inc.
SOURCECORP HealthSERVE, Inc.
SOURCECORP HealthSERVE Radiology, Inc.(b)
SOURCECORP HS Inc.
SOURCECORP Legal Inc.
SOURCECORP Management, L.P.(15)
SOURCECORP TBG, L.P.(15) (f)
SRCP Investments, Inc.
SRCP Investments Holding, Inc.
SRCP Licensing Corp.
SRCP Management, Inc.
Synergen LLC(17)
The Rust Consulting Group, Inc.(18)
United Information Services, Inc.(19)
ZIA Information Analysis Group, Inc.(9)
Zip Shred Canada Acquisition Corp.

*  This list reflects all of the Companies subsidiaries as of March 24, 2006. All subsidiaries are incorporated or organized in Delaware, except as otherwise noted.

(1)
a Florida corporation
(2)
a Puerto Rico corporation
(3)
an Oklahoma corporation
(4)
a Kentucky corporation
(5)
an Alabama corporation
(6)
an Indiana corporation
(7)
a California limited liability company
(8)
a South Carolina corporation
(9)
a California corporation
(10)
a Missouri corporation
(11)
a Michigan corporation
(12)
a St. Vincent and the Grenadines company
(13)
a Wisconsin limited partnership
(14)
a Minnesota corporation
(15)
a Texas limited partnership
(16)
a Mexico corporation
(17)
an Arizona limited liability company
(18)
a Virginia corporation
(19)
an Iowa corporation
(a)
doing business as ERS Group
(b)
doing business as SOURCECORP HealthSERVE
(c)
doing business as SOURCECORP Business Process Solutions
(d)
doing business as SOURCECORP Statement Solutions
(e)
doing business as Kinsella/Novak Communications, Limited
(f)
doing business as SOURCECORP Tax Benefits Group